Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

Fourth quarter 2025 cash dividend of $0.17 per share

TEMPE, AZ, December 15, 2025 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.17 per share, payable on January 13, 2026, to shareholders of record at the close of business on December 31, 2025.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications, aerospace and defense, industrial, medical, and semiconductor capital equipment. Benchmark operates in eight countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky

Sr. Director of Investor Relations and Corporate Development

Email: paul.mansky@bench.com

Phone: 623-300-7052